Exhibit 5.1
[PERKINS COIE LLP LETTERHEAD]
May 29, 2019
F5 Networks, Inc.
401 Elliott Avenue West
Seattle, Washington 98119

Re:	Registration Statement on Form S-8 of Shares of Common Stock, no par value per share, of F5 Networks, Inc.
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional 3,750,000 shares of common stock, no par value per share (the “Shares”), of F5 Networks, Inc. (“F5 Networks”), comprised of: (a) 1,750,000 Shares issuable under the F5 Networks, Inc. 2014 Incentive Plan, as amended and restated (the “2014 Plan”), and (b) 2,000,000 Shares issuable under the F5 Networks, Inc. 2011 Employee Stock Purchase Plan, as amended and restated (the “2011 Plan” and, collectively with the 2014 Plan, the “Plans” and each, a “Plan”).
We have examined the Registration Statement and such documents and records relating to F5 Networks as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by F5 Networks in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ PERKINS COIE LLP